Exhibit 10.12

Manufacturing Contract

Customer:	Lightspace Corporation 125 CambridgePark Drive Cambridge MA 02140 Tel: 617-868-1700 www.lightspacecorp.com	Fax: 617-868-1799	Date: May 5, 2005 Contract 20050505/USSL
Manufacturer:	High-Tech O&E Corp/Mechatron Co. Ltd 545 Concord Ave. Cambridge MA 02138. Tel: 617-497-1108 www.hightechonecorp.com	Fax: 617-497-8899

This contract is made by and between the Customer and the Manufacturer (hereafter as MFR): where the Customer agrees to buy and the MFR agrees to sell manufactured products according to the terms and conditions stipulated below:

1.               Customer agrees to purchase a minimum of $5,000,000 of manufactured products from MFR over a five year period.

2.               Customer retains the right to cancel this contract if MFR ownership is not held 100% by Dr. Jicheng Gu.

3.               There will be several stages of design and manufacturing over the life of this agreement, with each stage involving increasing levels of participation of MFR in the design process, as well as a larger percentage of the manufacturing of the final product as sold by Customer.

4.               The first stage will be the custom parts list attached as Order AI, and Customer may request full or partial orders to be made and delivered in increments of 10%. MFR agrees to provide new design of quad pixel without charge, and the price of quad pixel will be adjusted.

5.               AOR 2 — 4 weeks for each delivery order. The first order/delivery will be longer because of tooling preparation.

6.               Payment by LIC, with 50% upon placing order and balance upon delivery.

7.               Provided at least $1,000,000 of this contract is satisfied within the first two years, MFR will not charge Customer for tooling, and Customer shall own the tooling free of charge. Otherwise, Customer will pay for tooling, and shall own all tooling paid for.

8.               Termination of this contract shall be at the earlier of five years after signing or on misalignment. Customer and MFR must mutually agree to pricing, quality standards, and delivery schedules prior to each order or partial order to avoid misalignment and minimum purchase commitment abrogation.

Lightspace Corporation		High-Tech O&E Corp./Mechatron

By:		By:

Name:	Ken Lang	Name:

Title:	CEO	Title:

Date:	5/15/05	Date:

ORDER A1

1	MEC-2051-00 Cover Bottom Tile	25,000 pcs	$3.15/pc	$78,750.00	TBD
2	MEC-0042-00 Cover Tile 5mm thickness instead	25,000 pcs	$6.98/pc	$174,500.00	TBD
3	MEC-0038-00 A1 Base Support	100,000 pcs	$0.19/pc	$19,000.00	None
4	MEC-0054-00 A1 BusBar C’sink	100,000 pcs	$3.78/pc	$378,000.00	TBD
5	MEC-2020 LED Cradle	400,000 pcs	$0.05/pcs	$20,000.00	TBD
6	MEC-2021 LED Cradle	400,000 pcs	$0.05/pc	$20,000.00	TBD
7	MEC-2002 Quad Pixel	100,000 pcs	$2.25/pc	$225,000.00	TBD
8	MEC-0041 Cover Tube	100,000 pcs	$0.39/pc	$39,000.00	TBD
9	MEC-2013 Reflector	400,000 pcs	$0.l28/pcs	$51,200.00	TBD